Exhibit 10(dd)
as of October 8, 2024
Chris McCarthy
c/o last address on file
with the Company

Dear Chris:
Reference is made to that certain employment agreement between you and Paramount Global (the “Company”), dated as of January 1, 2023 and subsequently amended effective June 7, 2024 (your “Employment Agreement”). All defined terms used without being defined herein shall have the meanings ascribed to them in your Employment Agreement. This letter, when fully executed below, further amends your Employment Agreement, effective on the date shown above unless otherwise provided herein, as set forth below (the “Amendment”).
1.The terms of the amendment to your Employment Agreement, dated June 7, 2024, shall no longer be of any force or effect. The Company hereby acknowledges that you have served as a member of the Office of the Chief Executive Officer of the Company and have performed duties consistent with that office since May 1, 2024.
2.Paragraph 2 of your Employment Agreement is hereby amended by adding the following new paragraph to the end thereof:
“In addition to your duties, authorities and responsibilities as President and Chief Executive Officer, Showtime/MTV Entertainment Studios and Paramount Media Networks and Chief Content Officer, Unscripted Entertainment and Adult Animation, Paramount+, you shall also serve as a Co-Chief Executive Officer of the Company and, together with one or more of your other colleagues serving as Co-Chief Executive Officers of the Company, shall perform all duties reasonable and consistent with such office as are customary for Chief Executive Officers of a public company comparable to Paramount and as may be assigned to you from time to time by the Board of Directors of the Company (the “Board”), and you shall report directly to the Board (either collectively or to any one or more individual members of the Board).”
3.Effective as of May 1, 2024, paragraph 3(b)(ii) of your Employment Agreement is hereby amended to increase your Target Bonus to 225% of your Salary. For purposes of clarity and avoidance of doubt, your Target Bonus for the 2024 fiscal year will be “blended” to reflect your Target Bonus in effect prior to and on and after May 1, 2024.
4.Paragraph 11(a)(ii) of your Employment Agreement shall be amended to modify clauses (i) and (ii) in their entirety to read as follows:

Chris McCarthy as of October 8, 2024 Page 2

“(i) the assignment to you of duties or responsibilities substantially inconsistent with your position(s) or duties, including as Co-Chief Executive Officer of the Company; (ii) the withdrawal of material portions of your duties, authority or responsibilities, including as Co-Chief Executive Officer of the Company;”
5.Paragraph 11(a)(ii) of your Employment Agreement is hereby further amended to add the following sentence to the end thereof:
“Notwithstanding the provisions of paragraph 11(a)(i) above, the parties acknowledge and agree that the actions or events described in clauses (i) and (ii) of the preceding sentence are incapable of cure such that the last sentence of paragraph 11(a)(i) shall not be applicable in either such circumstance.”
6.For purposes of clarity and avoidance of doubt, the termination payments and benefits described in paragraph 11(c) of your Employment Agreement and in any other severance plan or program applicable to you (including the Paramount Global Executive Change in Control Severance Protection Plan) shall be determined based on your Target Bonus as amended herein.
7.Except as provided herein, your acceptance of the arrangements described in this Amendment shall in no way constitute a waiver of any rights you may have under your Employment Agreement.
8.This Amendment may be executed in one or more counterparts, including by facsimile, and all counterparts shall constitute one fully executed agreement. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Additionally, the parties agree that this Amendment may be electronically signed, and that electronic signatures appearing on this letter are the same as handwritten signatures for the purposes of validity, enforcement, and admissibility.
9.Except as herein amended, all other terms and conditions of your Employment Agreement shall remain the same and your Employment Agreement as herein amended shall remain in full force and effect.
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Chris McCarthy as of October 8, 2024 Page 3

If the foregoing correctly sets forth our understanding, please sign and return this letter. This document shall constitute a binding agreement between us only after it also has been executed by the Company and a fully executed copy has been returned to you.

Very truly yours,

PARAMOUNT GLOBAL

By:	/s/ Nancy Phillips
Nancy Phillips
EVP, Chief People Officer

ACCEPTED AND AGREED:

/s/ Chris McCarthy
Chris McCarthy

Dated: 10/10/2024